NSAR ITEM 77O
                                      2000
                                  VK ENTERPRISE
                               10f-3 Transactions
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

  Underwriting #   Underwriting            Purchased From      Amount of shares    % of Underwriting    Date of Purchase
                                                                  Purchased
       1             Tycom Ltd.             Goldman Sachs           1,700                0.003%           07/26/00
       2            Calpine Corp.                DLJ               11,200                0.112%           08/03/00
       3            Immunex Corp.       Montgomery Securities       3,300                0.005%           11/09/00

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

Other Principal Underwriters for #1                           Other Principal Underwriters for #2
------------------------------------                          -----------------------------------
Goldman, Sachs & Co.                                          Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.                                     Donaldson, Lufkin & Jenrette
Merrill Lynch, Pierce, Fenner & Smith                         Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.                                      CIBC World Markets Corp.
Credit Suisse First Boston Corporation                        Gerard Klauer Mattison & Co.
Donaldson, Lufkin & Jenrette Securities Corp.                 Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.                                          Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.                                   PaineWebber Incorporation
Morgan Stanley & Co.                                          Salomon Smith Barney Inc.
Banc of America Securities LLC                                ABN AMRO Incorporated
Chase Securities Inc.                                         Banc of America Securities LLC
Deutsche Bank Securities Inc.                                 FleetBoston Robertson Stephens Inc.
UBS Warburg LLC                                               ING Barings LLC
ABN AMRO Incorporated                                         UBS Warburg LLC
A.G. Edwards & Sons, Inc.
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
The Buckingham Research Group Incorporated
Credt Lyonnais Securities Inc.
ING Barings LLC
McDonald Investments Inc.
Neuberger Berman, LLC
Wasserstein Perella Securities, Inc.
Wit Sound View Corporation
M.R. Beal & Company
Commerzbank Capital Markets Corporation
May Davis Group Inc.
Ramirez & Co. Inc.
Scotia Capital Inc.
Sturdivant & Com, Inc.
The Williams Capital Group, L.P.

Other Principal Underwriters for #3
-----------------------------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Robertson Stephens, Inc.
Adams, Harkness & Hill, Inc.
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Commerzbank Capital Markets Corporation
Dain Rauscher Wessels
D.A. Davidson & co. Incorporated
First Union Securities, Inc.
Fortis Bank
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Leerink Swann & Company
Neuberger Berman, LLc
Prudential Securities Incorporated
Ragen MacKenzie, a division of Wells Fargo Investments LLC
U.S. Bancorp Piper Jaffray Capital Markets


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